Exhibit 10.16

English Translation

Dated March 15, 2007

Thinkplus Investments Limited

(as the Lender)

AND

Yu Hao, Wei Wei

(as the Borrower)

AND

Beijing Innovation Technology Co., Ltd.

(ITC)

AND

Ultra Link Holdings Limited

Space Link Holdings Limited

(as the Pledgor)

Loan Agreement

THIS LOAN AGREEMENT (“this Agreement”) is entered into by and between the parties below in Beijing, China as of March 15, 2007:

Thinkplus Investments Limited, a corporation incorporated under the laws of the Cayman Islands, whose registered address is Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, British West Indies, hereinafter referred to as the “Lender”;

Yu Hao, a citizen of the People’s Republic of China (ID No.: 413028197107304635), whose address is Jiaogonger, No. 10 Xitucheng Road, Haidian District, Beijing;

Wei Wei, a citizen of the People’s Republic of China (ID No.: 130202197312090637), whose address is 177, 7F, No. A6 Wohuqiao, Haidian District, Beijing;

Yu Hao and Wei Wei are collectively referred to as the “Borrower”;

Beijing Innovation Technology Co., Ltd., a corporation duly incorporated and validly existing under the laws of the People’s Republic of China, whose registered address is 3/F, Building 8, Zhongguancun Software Park, Haidian District, Beijing, hereinafter referred to as “ITC”;

Ultra Link Holdings Limited, a corporation incorporated under the laws of the British Virgin Islands, whose registered address is 2nd Floor, Abbott Building, Road Town, Tortola, British Virgin Islands, hereinafter referred to as “Ultra”;

Space Link Holdings Limited, a corporation incorporated under the laws of the British Virgin Islands, whose registered address is 2nd Floor, Abbott Building, Road Town, Tortola, British Virgin Islands, hereinafter referred to as “Space”;

Ultra and Space are collectively referred to as the “Pledgor”;

The Lender, the Borrower, ITC and the Pledgor are collectively referred to as the “Parties” and individually as a “Party”.

RECITAL:

A.	In accordance with the Equity Transfer Agreement dated March 15, 2007, Worksoft Creative Software Technology Limited, a subsidiary of the Lender, has acquired 100% equity of ITC (“Acquisition”);

B.	The Borrower is the predecessor shareholder of ITC;

C.	Subject to the terms and conditions of this Agreement, the Borrower requests the Loan from the Lender;

D.	Subject to the terms and conditions of this Agreement, the Lender agrees to provide the Loan to the Borrower;

E.	The Pledgor agrees to pledge part of its shares in the Lender to the Lender as a security for the Loan.

THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to the terms and conditions herein, the Parties hereto agree as follows

Article 1 Definitions

1.1	Special Definitions

As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

(a)	“Account” means the USD account opened by the Borrower outside of China for the Loan.

(b)	“Loan” means RMB 18,000,000 provided by the Lender to the Borrower as described herein.

(c)	“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the PRC (including Hong Kong Special Administrative Region) are authorized or obliged by applicable law to be closed.

(d)	“Confidential Information” means all confidential, non-public or proprietary information regardless of how the information is stored or delivered, exchanged between the Parties before, on or after the date of this Agreement relating to the business, technology or other affairs of the Party who provides the information, but excluding the information which:

(i)	is in or becomes part of the public domain other than through a breach of this Agreement or an obligation of confidence owed to the party to whom the information belongs;

(ii)	the recipient of the information can prove was already known to it at the time of disclosure by the party to whom the information belongs (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(iii)	the recipient acquires from a source other than the party to whom the information belongs, where such source is entitled to disclose it.

(e)	“PRC” means the People’s Republic of China excluding, for the purpose of this Agreement, Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

(f)	“Repayment Date” means March 31, 2008.

(g)	“RMB” means Renminbi, the lawful currency of the PRC.

(h)	“Shares” means the ordinary shares of the Lender.

1.2	Other Terms

Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

1.3	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this Agreement.

Article 2 Loan

2.1	Loan

Subject to Article 3 of this Agreement, the Lender hereby undertakes to grant to the Borrower, and the Borrower agrees to borrow from the Lender, a loan in an aggregate amount of RMB 18,000,000 (the “Loan”).

2.2	Grant of the Loan

(a)	The Borrower hereby confirms that the Lender has fully advanced the Loan to the Borrower as of the following date in the following ways:

(i)

On February 1st and 6th, 2007, the Lender has granted RMB 6,000,000 to ITC, and the Borrower hereby confirms that it has received such amount from ITC which constitutes a part of the Loan as described herein;

(ii)

On March 30th, 2007, the Lender has granted RMB 1,000,000 to Yu Hao and Wei Wei respectively, and the Borrower hereby confirms that such RMB 2,000,000 constitutes a part of the Loan as described herein;

(iii)	In consideration of the debt in an amount of RMB 10,000,000 owed by the Borrower to ITC, the Parties hereby agrees that such debt shall be assigned to the Lender which constitutes a part of the Loan as provided by the Lender to the Borrower.

(b)	The Borrower hereby confirms that it has fully received the Loan as described above.

2.3	Loan Interest

The interest of the Loan (the “Interest”) shall accrue from the Date of this Agreement at an annual rate of 5% calculated on a basis of a year of three hundred sixty five (365) days.

2.4	Repayment of the Loan

The Borrower shall fully repay the Loan and the accrued interest to the Lender on the Repayment Date.

Article 3 Security for the Loan

3.1	Security for the Loan

To secure the Loan provided by the Lender to the Borrower, the Pledgor agrees to pledge all their shares in the Lender in an amount of 793, 548 shares (396,774 shares of Ultra and Space respectively) to the Lender on the Date of this Agreement as a security for the Loan and upon request by the Lender, to sign all documents and take all actions necessary or appropriate to effect such pledge.

3.2	Discharge of Security for the Loan

The pledge of the Tranche A Shares shall be fully discharged upon full repayment of the Loan and the accrued interest, upon which the Lender agrees to sign all documents and take all actions necessary or appropriate to effect the discharge of the pledge.

Article 4 Representations and Warranties by the Lender

The Lender represents and warrants to the Borrower that each of the following representations is true and accurate and not misleading in any material respect on the execution date of this Agreement and will be true and accurate and not misleading in any material respect as at the Date of this Agreement:

4.1	Organization, Good Standing and Qualification

The Lender is duly organized, validly existing and in good standing under, and by virtue of, the laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted.

4.2	Power

The Lender has the power to execute and perform this Agreement and has obtained all necessary consents and authorizations to enable it to do so.

4.3	Binding Obligation

This Agreement constitutes a valid and binding obligation enforceable against the Lender in accordance with its provisions.

4.4	No Breach

This Agreement does not conflict with or result in a breach of any obligation (including any statutory, contractual or fiduciary obligation) or constitute or result in any default under any provision of Lender’s constitution or any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which Lender is a party or is subject or by which Lender is bound.

Article 5 Representations and Warranties by the Borrower

The Borrower represents and warrants to the Lender that each of the following representations is true and accurate and not misleading in any material respect on the execution date of this Agreement and will be true and accurate and not misleading in any material respect as at the Date of this Agreement and the Repayment Date:

5.1	Organization, Good Standing and Qualification

The Borrower is a Chinese citizen with full capacity of disposition and has all requisite power and authority to own its properties and assets as well as to borrow and repay the Loan as described herein.

5.2	Power

The Borrower has the power to execute and perform this Agreement and has obtained all necessary consents and authorizations to enable it to do so.

5.3	Binding Obligation

This Agreement constitutes a valid and binding obligation enforceable against the Borrower in accordance with its provisions.

5.4	No Breach

This Agreement does not conflict with or result in a breach of any obligation (including any statutory, contractual or fiduciary obligation) or constitute or result in any default under any provision of Borrower’s constitution or any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which the Borrower is a party or is subject or by which the Borrower is bound.

5.5	Compliance with Laws

It is not required to obtain any consents or approvals from, or file a record with, any third party or government authority in connection with this Agreement and the Loan contemplated thereby.

5.6	Solvency

The Borrower is able to pay its debts as and when they fall due.

Article 6 Confidentiality

All Confidential Information exchanged between the Parties under this Agreement or during the negotiations preceding this Agreement is confidential to them and may not be disclosed to any person except:

6.1	employees, legal advisers, auditors and other consultants of a Party or its affiliates requiring the information for the purpose of this Agreement;

6.2	with the consent of the Party who supplied the information; or

6.3	if a Party is required to do so by law or a stock exchange.

Article 7 Taxes and Expenses

7.1	Taxes

The Lender and the Borrower shall bear any and all tax obligations arising from this Agreement and the Loan as described herein in accordance with related laws and regulations;

7.2	Expenses

The Lender and the Borrower shall pay their own legal and other costs and expenses in connection with the negotiation, preparation, execution and completion of this Agreement and other related documentation.

Article 8 Succession and Assignment

This Agreement shall bind upon the Parties and their respective successors and assignees. Without the prior written consent of the Lender, the Borrower shall not transfer any of its rights or obligations under this Agreement.

Article 9 Applicable Law and Dispute Resolution

9.1	Applicable Law

This Agreement shall be governed by and construed by the laws of Hong Kong.

9.2	Dispute Resolution

Any dispute or controversy arising from or in connection with this Agreement shall be resolved by the Parties through negotiations. In case no resolution can be reached within thirty (30) days after a Party makes a request for resolution, such Party may refer such dispute to Hong Kong International Arbitration Center for arbitration in accordance with its arbitration rules then in effect. Arbitral award shall be final and binding upon the Parties.

Article 10 Effectiveness

This Agreement shall come into effect as of the date when it is signed by the duly authorized representatives of the Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Loan Agreement to be executed by their duly authorized representatives as of the date first above written.

Lender

Thinkplus Investments Limited

By:	/s/ Chen Shuning
Name:
Title:

Borrower

Yu Hao

By:	/s/ Yu Hao

Wei Wei

By:	/s/ Wei Wei

ITC

Beijing Innovation Technology Co., Ltd.

By:	/s/ Yu Hao
Name:	Yu Hao
Title:	Vice-President

Pledgor

Ultra Link Holdings Limited

By:	/s/ Yu Hao
Name:	Yu Hao

Space Link Holdings Limited

By:	/s/ Wei Wei
Name:	Wei Wei